UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2013

URBAN AG. CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-52327	80-0664054
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  800 Turnpike Street, Suite 103, North Andover, MA 08145
 (Address of principal executive offices and Zip Code)

(800) 692-1357
 (Registrant’s telephone number, including area code)

N/A
(Former Name and Address of Registrant)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

TABLE OF CONTENTS

Page

SECTION 1 – REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement	3

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.03	Material Modification to Rights of Security Holders.	3

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year	4

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	(d) Exhibits	4

SECTION 1 – REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01                      Entry into a Material Definitive Agreement

           On October 21, 2013, the Company entered into a Settlement Agreement and Stipulation (the “Agreement”) with ASC Recap LLC (“ASC”) to settle $2,919,541.35 of past due liabilities of the Company.  Pursuant to the Agreement the Company agreed to issue ASC shares of its Common Stock (the “Settlement Shares”) in tranches, each with a value equal to $100,000 until the claim amount is satisfied in full.  The Settlement Shares shall be priced at 75% of the average closing bid price for the Company’s Common Stock during the twenty (20) trading day period prior to the issuance.  The Settlement Shares are to be issued pursuant to the exemption from registration under Section 3(a) (10) of the Securities Act of 1933, as amended. (the “Act”) The terms of Agreement is subject to Court Approval.  The parties have agreed to submit the Agreement to a Court for a hearing on the fairness of the terms and conditions, and whether the issuance of the Settlement Shares can be done in accordance with Section 3(a) (10) of the Act.  The Agreement shall become binding upon the parties only upon the entry of an order by the Court approving the Agreement.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.03                      Material Modification to Rights of Security Holders.

Effective October 17, 2013, the Board of Directors and a majority of the Company’s shareholders increased the Company's authorized shares of Common Stock, $.0001 par value (“Common Stock”) from 900,000,000 shares to 7,000,000,000 shares. The Amendment to the Certificate of Incorporation of Urban AG. Corp was filed with the State of Delaware Secretary of State Division of Corporations on October 21, 2013 to effectuate the increase in Common Stock. A copy of the Amendment to the Certificate of Incorporation is included as Exhibit 3.0 to this Report.

Discussion of the Amendment

Under the Company’s Certificate of Incorporation, the Board of Directors of the Company has authority to issue authorized and unissued shares of Common and Preferred Stock without obtaining approval from the holders of the Common Stock. The holders of the Company’s Common Stock and Preferred Stock do not have preemptive rights. The Preferred Stock provisions give the Board of Directors broad authority to issue shares of Preferred Stock in one or more series and to determine such matters as the dividend rate and preference, voting rights, conversion privileges, redemption provisions, liquidation preferences and other rights of each series. Each share of Common Stock is entitled to one vote. The holders of any series of preferred stock issued in the future will be entitled to such voting rights as may be specified by the Board of Directors.

It is not possible to determine the actual effect of the Preferred Stock on the rights of the holders of Common Stock until the Board of Directors determines the rights of the holders of a series of the Preferred Stock.  However, such effect might include (i) restrictions on the payment of dividends to the holders of the Common Stock; (ii) dilution of voting power to the extent that the holder of the Preferred Stock are given voting rights; (iii) dilution of the equity interests and voting powers if the Preferred Stock is convertible into Common Stock; and (iv) restrictions upon any distribution of assets to the holders of the Common Stock upon liquidation or dissolution and until the satisfaction of any liquidation preference granted to the holders of Preferred Stock.  Because of the broad powers granted to the Board of Directors to issue shares of Preferred Stock and determine the rights, preferences and privileges of the holders of such series, the Board of Directors has the power to issue shares of Preferred Stock in a manner which could be used as a defensive measure against a hostile takeover or to keep the Board of Directors in power. However, the Board of Directors has no present plans to issue shares for such purpose.

Purpose

It is important we preserve our flexibility to issue additional shares of Common Stock. The Board believes that the authorization of additional authorized shares of Common Stock is necessary to provide us with the flexibility to take advantage of opportunities to issue such stock in order to obtain capital, as consideration for possible acquisitions or for other purposes including, without limitation, the issuance of additional shares of Common Stock through stock splits and stock dividends in appropriate circumstances. There are, at present, no plans, understandings, agreements or arrangements concerning the issuance of additional shares of Common Stock, except for the shares to be issued pursuant to existing agreements or upon the exercise of stock options, warrants or other convertible securities, currently outstanding.

Effects of An Increase in Authorized Shares

Uncommitted authorized but unissued shares of Common Stock may be issued from time to time to such persons and for such consideration as the Board may determine. Holders of the then outstanding shares of Common Stock may or may not be given the opportunity to vote thereon, depending upon the nature of any such transactions, applicable law, the rules and policies of the Over the Counter Bulletin Board (“OTCBB”) or other market which we qualify Common Stock for trading, as the case may be, and the judgment of the Board regarding the submission of such issuance to a vote of our stockholders. Our stockholders have no preemptive rights to subscribe to newly issued shares.

Moreover, it is possible that additional shares of Common Stock would be issued under circumstances which would make the acquisition of a controlling interest in us more difficult, time-consuming, costly or otherwise discourage an attempt to acquire control of us. Under such circumstances the availability of authorized and unissued shares of Common Stock may make it more difficult for stockholders to obtain a premium for their shares. Such authorized and unissued shares could be used to create voting or other impediments or to frustrate a person seeking to obtain control of us by means of a merger, tender offer, proxy contest or other means. Such shares could be privately placed with purchasers who might cooperate with the board in opposing such an attempt by a third party to gain control of us or could also be used to dilute ownership of a person or entity seeking to obtain control of us. Although we do not currently contemplate taking such action, shares of Common Stock could be issued for the purposes and effects described above and the Board reserves its rights to issue such stock for such purposes.

The authorization of additional shares of Common Stock pursuant to this Amendment will have no dilutive effect upon the proportionate voting power of our present stockholders. However, to the extent that shares are subsequently issued to persons other than our present stockholders, such issuance could have a dilutive effect on the earnings per share and voting power of present stockholders. If such dilutive effect on earnings per share occurs, we expect that any such dilutive effect would be relatively short in duration.  As described above, we believe that the increase in the number of authorized shares of Common Stock will provide the flexibility needed to meet corporate objectives and is in the best interest of our stockholders.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

See item 3.03 above

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits:

Exh. No.	Date	Document
1.0	October 21, 2013	Form of Settlement Agreement and Stipulation*
3.0	October 21, 2013	Amendment to the Certificate of Incorporation *

____________________________
 *   Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2013	URBAN AG. CORP.

	By:	/s/Billy Ray, Jr.
Billy Ray, Jr., Chief Executive Officer